UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2008 (December 8, 2008)
ANHEUSER-BUSCH COMPANIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-7823	43-1162835

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Busch Place, St. Louis, Missouri	63118

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 577-2000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
     On December 8, 2008, the Company communicated to its employees its plan to cut approximately 1,400 U.S. salaried positions in its beer related divisions, affecting about six percent of the Company’s total U.S. workforce. In addition, more than 250 U.S. positions that are currently open will not be filled. An additional 415 contractor positions will be eliminated. Most of the reductions will occur by the end of this year, with the remainder taking effect next year.
     The Company anticipates that the aggregate pre-tax expense associated with the reduction will be approximately $197,000,000. Approximately $150,000,000 of this expense will arise from severance arrangements with terminated employees and the remainder will arise from enhancements in the pension benefits required by the terms of the defined benefit plan because the terminations are occurring within three years of the change of control of the Company. The Company anticipates that cash expenditures from the reduction will be approximately $213,000,000.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANHEUSER-BUSCH COMPANIES, INC.
Date: December 11, 2008	By:	/s/ Thomas Larson
Thomas Larson
Assistant Secretary